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                                                                      Exhibit 99

                                  CHATTEM, INC.

                             AUDIT COMMITTEE CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Securities and Exchange Commission or the public, the systems of internal controls which management and the Board of Directors have established, and the auditing, accounting and financial reporting processes generally. It shall be the responsibility of the Audit Committee to maintain free and open means of communication between the Board of Directors, the independent auditor and management of the Company.

         The Audit Committee will seek to fulfill these responsibilities by carrying out the responsibilities and duties enumerated in Section V. of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be "independent directors" as defined by the rules of the National Association of Securities Dealers, Inc. ("NASD") on or before June 2001, unless the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by an individual who is not independent as defined by NASD rules is required by the best interests of the Company and its shareholders, and the Board discloses in the next annual proxy statement subsequent to such determination the nature of the relationship and the reasons for that determination. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors.

III.     MEETINGS

         The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairman shall have discussions with the independent auditor and management quarterly to review the Company's financial statements.
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IV.      AUTHORITY

         To discharge its oversight responsibilities effectively, the Audit Committee will maintain open lines of communication with management and the independent auditor, each of whom will have free and direct access to the Audit Committee. The Audit Committee has the authority to institute, at its discretion, investigations of suspected improprieties, including the standing authority to retain special counsel or experts.

V.       RESPONSIBILITIES AND DUTIES

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders of the Company that the accounting and reporting practices of the Company are in accordance with all requirements and are of a high quality.

         In carrying out its responsibilities, the Audit Committee shall take the following actions:

         (a)      OVERSIGHT OF AUDIT PROCESS

                  1. Select, evaluate and, where appropriate, replace the independent auditor who is ultimately accountable to the Board of Directors and the Audit Committee.

                  2. Ensure that the independent auditor submits a formal written statement regarding relationships and services which may impact the objectivity and independence of the independent auditor, consistent with Independence Standards Board Standard 1; discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and recommend that the Board of Directors take appropriate action to oversee the independence of the independent auditor.

                  3. Meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, to review such audit, including any comments or recommendations of the independent auditor.

                  4. Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.


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                  5.       Provide sufficient opportunity for the independent
                           auditor to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

                  6. Following completion of the annual audit, review separately with management and the independent auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

                  7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

         (b)      FINANCIAL REPORTING

                  1. Ensure that the Audit Committee, or at least its Chairman or an appointed designee from the Audit Committee, reviews the Company's quarterly and annual financial statements and determines that the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the Securities and Exchange Commission or the public.

                  2. In consultation with the independent auditor and management review the integrity of the Company's financial reporting processes, both internal and external.

                  3. Consider the independent auditor's judgments about the quality and appropriateness (and not just acceptability) of the Company's accounting principles and judgments as applied in its financial reporting, on both an annual and quarterly basis.

                  4. Consider and recommend to the Board, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

                  5. Establish regular and separate systems of reporting to the Audit Committee by management and the independent auditor regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.


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                  6.       Review with the independent auditor and the Company's
                           legal counsel, compliance matters and any legal or regulatory matter that could have a significant impact on the Company's financial statements.

                  7. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

                  8. Prepare a report for inclusion in the Company's proxy statement.

         (c)      PROCESS IMPROVEMENT

                  1. Review with the independent auditor and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures for particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

                  2. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

                  3. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                  4. Review activities, organizational structure and qualifications of the financial and accounting personnel of the Company.

                  5. Annually review and assess the adequacy of this Charter, amend it as appropriate, and seek and receive Board approval of the proposed changes.

                  6. Provide Audit Committee Members with appropriate educational opportunities to assure an understanding of the business and environment in which the Company operates.


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